Exhibit 10.53

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (“First Amendment”) made and entered into as of the 29th day of August 2024 (the “Amendment Date”), by and between THE CITY OF EL PASO, a Texas home rule municipal corporation (“Seller”), NOTES LIVE, INC., a Colorado corporation (“Purchaser”).

RECITALS:

A. Seller and Purchaser executed that certain Purchase and Sale Agreement, dated June 2, 2024 (the “Agreement”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain real property as defined therein, the same being approximately 17 acres located in El Paso County, El Paso, Texas; and

B. Seller and Purchaser desire to amend the Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this First Amendment and for other good and valuable consideration, which the parties acknowledge receiving, Seller and Purchaser hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. Inspection Period. Section 6 of the Agreement is hereby amended to extend the Inspection Period through and including October 29, 2024.

3. Miscellaneous. Except as expressly amended by this First Amendment, all terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this First Amendment, the terms of this First Amendment shall control. The Agreement, as hereby amended, contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into said Agreement. This First Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument. Electronically transmitted signatures (via facsimile, pdf file, or otherwise) shall be deemed as valid as original signatures.

[Signatures on following page]

Executed and effective as of the Amendment Date.

SELLER:

THE CITY OF EL PASO,
a Texas home rule municipal corporation

By:
Name:
Title:

APPROVED AS TO FORM:		APPROVED AS TO CONTENT:

Oscar Gomez for Juan S. Gonzalez		Karina Brasgalla, Interim Director
Senior Assistant City Attorney		Economic & International Development

PURCHASER:

NOTES LIVE, INC.,
a Colorado corporation

By:	/s/ Robert Mudd
Name:	Robert B, Mudd
Title:	President, COO